EXHIBIT 99.3
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GLOBAL MATRECHS, INC. SECURES FINANCING


         RIDGEFIELD, CT., October 19, 2004 - Global Matrechs, Inc. (OTCBB: GMTH) (http://globalmatrechs.com), a licensed technology company, completed a private placement on October 19, 2004, consisting of a secured 2% convertible promissory note in the principal amount of $250,000 and a warrant to purchase 10,000,000 shares of its common stock. The Company granted the initial purchaser a 120-day option to purchase up to an additional $1,000,000 principal amount of the note on the same terms and conditions.

         The note is convertible into shares of its common stock at a conversion price of $0.02 per share and matures in two years. The holder of the note may require the Company to repurchase some or all of its note if the market price of the common stock of the Company falls below $0.03 per share for ten (10) consecutive trading days, at a repurchase price equal to 140% of the principal amount of the note. The warrant is exercisable for shares of its common stock at an exercise price of $0.025 per share and expires in five years.

         The Company expects to receive approximately $225,000 in proceeds after deducting offering expenses. The Company intends to use the proceeds for general corporate purposes. The private placement was exempt from registration under
Section 4(2) of the Securities Act of 1993, as amended.

         "This transaction allows the Company to continue its advancement into the homeland security sector and continue its pursuit of patents and licenses to purchase and sublicense to new partners," stated Michael Sheppard, president of Global Matrechs. "The Company's goal is to acquire other companies or products that are currently generating revenues that would complement its EKOR (TM) and HNIPU technologies," he continued.

ABOUT THE COMPANY:

         Following the sale of the Company's original web hosting and site maintenance business to Tulix Systems, Inc., the Company now focuses solely on its licensed technologies business. Through this core focus, the Company seeks to convert licenses it has acquired in emerging technologies from the nuclear energy, environmental, and chemical industries, into manufactured products, primarily via sub-licensing to manufacturers.

"FORWARD-LOOKING STATEMENTS"

         Investors are cautioned that certain statements contained in this press release as well as some statements in periodic press releases and some oral statements of Company officials during presentations are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as "expects," "anticipates,"

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"intends," "plans," "believes," "estimates," "hopes," "seeks," or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact these forward-looking statements in this press release include, but are not limited to, the availability of capital resources, ability to obtain financing, ability to commercially market products and technologies, intellectual property rights, including its rights to the technologies that it licenses, and growth plans for expanding its operations. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, its licenses, products, economic and market factors and the sectors in which the Company does business, among other things. These statements are not guarantees of future performance and the Company has no specific intention to update these statements. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.

CONTACT:   Global Matrechs, Inc.
           (203) 431-6665
           Investor Relations
           (866) 269-5056